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Contact: Contact Kenn Entringer at Casey Communications, Inc., (314) 721-2828
kentringer@caseycomm.com

                                                                October 19, 2006

Cass Information Systems, Inc. Posts
24% Increase in 3rd Quarter 2006 Earnings

      ST. LOUIS - Cass Information Systems, Inc. (NASDAQ: CASS), the nation's leading provider of transportation, utility and telecom invoice payment and information services, reported third quarter 2006 earnings of $.46 per fully diluted share, a 24% increase over the $.37 per fully diluted share (adjusted for a September 15, 2006 50% stock dividend) reported for the third quarter of 2005. Net income for the period was $3,884,000 compared to $3,093,000 in 2005.

      Earnings from continuing operations were $.47 per fully diluted share, a 24% increase over the $.38 per fully diluted share earned from continuing operations in the same period of 2005. Net income from continuing operations was $3,972,000 and $3,265,000 respectively. (The assets, liabilities and results of a wholly-owned subsidiary sold by Cass in the fourth quarter of 2005 are shown as discontinued operations.)

      Payment and processing fees increased 13% or $1,202,000 compared to the year-earlier period, as transportation invoices were up 6% and dollar volume rose 17% due to new business and heightened activity from existing accounts. Utility invoices processed were up 20%.

      Net investment income increased 23% or $1,911,000 due mainly to growth in funds generated from processing activities and to the rise in prevailing interest rates.

      Operating expenses were up 14% or $1,877,000 largely as a result of higher employee costs related to transaction growth.


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

Nine-Month 2006 Results

      For the nine months ended September 30, 2006, the company earned $1.37 per fully diluted share from continuing operations, a 32% increase from the $1.04 per fully diluted share reported for the same period in 2005. Net income from continuing operations was $11,648,000, 32% higher than the $8,826,000 earned in 2005. Revenue rose $9,077,000 or 17% compared to the first nine months of 2005 due to increased processing volumes, fee revenues and investment income.

      Operating expenses were up 11% or $4,404,000 in the nine-month year-over-year period, mainly due to the increase in salaries and benefits required to support processing growth.

Selected Consolidated Financial Data

      The following table presents selected unaudited consolidated financial data (in thousands, except per share data) for the periods ended September 30, 2006 and 2005:

                                                          Quarter              Quarter           Nine Months          Nine Months
                                                           Ended                Ended               Ended                Ended
                                                          9/30/06              9/30/05             9/30/06              9/30/05
                                                       ------------         ------------         ------------         ------------
Transportation Invoice Volume                                 6,154                5,815               18,311               16,488
Transportation Dollar Volume                           $  3,648,694         $  3,111,175         $ 10,722,994         $  8,548,554
Utility Transaction Volume                                    1,701                1,421                4,797                4,225
Utility Dollar Volume                                  $  1,538,628         $  1,148,438         $  4,188,578         $  3,166,853
Payment and Processing Fees                            $     10,359         $      9,157         $     29,853         $     26,486
Net Investment Income                                        10,270                8,359               29,471               23,458
Gain on Sales of Debt Securities                                 __                   __                   __                  547
Other                                                           569                  563                1,895                1,651
                                                       ------------         ------------         ------------         ------------
    Total Revenues                                     $     21,198         $     18,079         $     61,219         $     52,142
                                                       ------------         ------------         ------------         ------------

Salaries and Benefits                                  $     11,136         $      9,600         $     31,673         $     28,280
Occupancy                                                       522                  499                1,462                1,443
Equipment                                                       732                  716                2,128                2,146
Other                                                         2,631                2,329                7,911                6,901
                                                       ------------         ------------         ------------         ------------
    Total Operating Expenses                           $     15,021         $     13,144         $     43,174         $     38,770
                                                       ------------         ------------         ------------         ------------


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

                                                          Quarter              Quarter           Nine Months          Nine Months
                                                           Ended                Ended               Ended                Ended
                                                          9/30/06              9/30/05             9/30/06              9/30/05
                                                       ------------         ------------         ------------         ------------
Income from Continuing Operations
  before Income Taxes                                  $      6,177         $      4,935         $     18,045         $     13,372
Provision for Income Taxes                             $      2,205         $      1,670         $      6,397         $      4,546
                                                       ------------         ------------         ------------         ------------
Net Income from Continuing Operations                  $      3,972         $      3,265         $     11,648         $      8,826

Loss from Discontinued Operations net of
  Income Taxes                                                  (88)                (172)                (277)                (382)
                                                       ------------         ------------         ------------         ------------
Net Income                                             $      3,884         $      3,093         $     11,371         $      8,444
                                                       ============         ============         ============         ============
Average Earning Assets                                 $    774,293         $    700,442         $    751,769         $    682,092
Net Interest Margin                                            5.56%                4.98%                5.53%                4.85%
Allowance for Loan Losses to Loans                             1.14%                1.20%                1.14%                1.20%
Non-performing Loans to Total Loans                             .18%                 .22%                 .18%                 .22%
Net Loan Charge-offs to Loans                                   .11%                  __                  .16%                 .08%
Provision for Loan Losses                              $        200         $        225         $        500         $        625
Non-performing Loans                                   $        954         $      1,134         $        954         $      1,134
Basic Earnings per Share (EPS) from
  Continuing Operations                                $        .48         $        .39         $       1.40         $       1.07
Basic EPS from Discontinued Operations                         (.01)                (.02)                (.03)                (.05)
                                                       ------------         ------------         ------------         ------------

Basic Earnings per Share                               $        .47         $        .37         $       1.37         $       1.02
                                                       ============         ============         ============         ============
Diluted EPS from Continuing Operations                 $        .47         $        .38         $       1.37         $       1.04
Diluted EPS from Discontinued Operations                       (.01)                (.01)                (.03)                (.04)
                                                       ------------         ------------         ------------         ------------
Diluted Earnings per Share                             $        .46         $        .37         $       1.34         $       1.00
                                                       ============         ============         ============         ============

About Cass Information Systems

      Cass Information Systems is the leading provider of transportation, utility and telecom invoice payment and information services. The company, which has been involved in the payables services and information support business since 1956, disburses over $16 billion annually on behalf of customers from


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

processing centers in St. Louis, Mo., Columbus, Ohio, Boston, Mass. and Greenville, S.C. The support of Cass Commercial Bank, founded in 1906, makes Cass Information Systems unique in the industry. Cass is part of the Russell 2000(R) Index.

Note to Investors

      Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the company's actual results, see the company's reports filed from time to time with the Securities and Exchange Commission including the company's annual report on Form 10-K for the year ended December 31, 2005.